Exhibit 99.1

ImmunoGen Announces Closing of Public Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

Waltham, MA - January 27, 2020 -- ImmunoGen, Inc., (Nasdaq: IMGN), a leader in the expanding field of antibody-drug conjugates (ADCs) for the treatment of cancer, today announced the closing of its previously announced underwritten public offering of 24,523,750 shares of its common stock at a price of $4.25 per share, which included the exercise in full by the underwriters of their option to purchase up to 3,198,750 additional shares of common stock. ImmunoGen received total gross proceeds from the offering (before deducting the underwriting discounts and offering expenses) of $104.2 million.

ImmunoGen intends to use the net proceeds of the offering, together with its existing capital, to fund its operations, including, but not limited to, clinical trial activities, supply of drug substance and drug product, pre-commercialization activities, capital expenditures, and working capital.

Jefferies, Cowen and William Blair acted joint book-running managers for the offering.

The securities described above were offered by ImmunoGen pursuant to a shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC) and became effective upon filing. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A final prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and is available on the SEC's website at www.sec.gov. Copies of the final prospectus supplement may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by e-mail at prospectus_department@jefferies.com or by telephone at (877) 821-7388; Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY,11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by e-mail at prospectus@williamblair.com or by telephone at (800) 621-0687.

ABOUT IMMUNOGEN

ImmunoGen is developing the next generation of antibody-drug conjugates to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer our patients more good days. We call this our commitment to “target a better now.”

This press release includes forward-looking statements, including statements related to the public offering of securities by ImmunoGen, including statements about intended use of the net proceeds of the offering and existing capital. For these statements, ImmunoGen claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: uncertainties inherent in the initiation of future clinical trials and such other factors more fully described in ImmunoGen's Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission.

INVESTOR RELATIONS AND MEDIA

ImmunoGen

Courtney O’Konek

781-895-0600

courtney.okonek@immunogen.com

OR

FTI Consulting

Robert Stanislaro

212-850-5657

robert.stanislaro@fticonsulting.com